Exhibit 23.14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 19, 2026, with respect to the consolidated financial statements included in the Annual Report of i-80 Gold Corp. on Form 10-K for the year ended December 31, 2025. We consent to the incorporation by reference of said report in the Registration Statements of i-80 Gold Corp. on Form S-3 (File No. 333-286531 and File No. 333-287243) and Form S-8 (File No. 333-280725).

/s/ GRANT THORNTON LLP

Salt Lake City, Utah
February 19, 2026